Filed pursuant to Rule 424(b)(7)
Registration file no. 333-199425

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	17,250,000	$33.28	$574,080,000	$66,709

(1)	Includes 2,250,000 additional shares of our common stock that the underwriters have the option to purchase from the selling stockholders.
(2)	Represents deferred payment of the registration fees (in reliance upon Rules 456(b) and 457(r) of the Securities Act) in connection with the registrant’s Registration Statement on Form S-3 (Registration No. 333-199425) being paid herewith.

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 16, 2014)

15,000,000 Shares

CDW Corporation

Common Stock

The selling stockholders identified in this prospectus supplement, including our chief executive officer, chief financial officer and other members of management, are selling 15,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “CDW.” On December 2, 2014, the last reported sale price of our common stock on the NASDAQ Global Select Market was $34.39 per share.

Investing in our common stock involves risks.  You should refer to “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2014 (which document is incorporated by reference herein), our other periodic reports and other information that we file with the SEC incorporated by reference in this prospectus supplement and carefully consider that information before buying our common stock.

	Per Share	Total
Price to the public	$33.28	$499,200,000
Underwriting discounts and commissions	$0.21	$3,150,000
Proceeds to the selling stockholders, before expenses	$33.07	$496,050,000

The selling stockholders have granted the underwriters a 30-day option to purchase a maximum of 2,250,000 additional shares of our common stock from the selling stockholders at the public offering price, less underwriting discounts and commissions.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock will be made on or about December 8, 2014.

Barclays	Goldman, Sachs & Co.

Prospectus Supplement dated December 2, 2014

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We, the selling stockholders and the underwriters have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date set forth on the front of the document. We are not making an offer of these securities in any state where the offer is not permitted.

ABOUT THIS DOCUMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us and our financial condition. The second part is the

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accompanying prospectus, which gives more general information about securities we and/or the selling stockholders may offer from time to time, some of which will not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described in this prospectus supplement and the accompanying prospectus in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” To the extent there is a conflict between the information contained in the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus or this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We, the selling stockholders and the underwriters have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any such free writing prospectus. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus and any such free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any such free writing prospectus is delivered or securities are sold on a later date.

TRADEMARKS AND SERVICE MARKS

This prospectus supplement and the accompanying prospectus include our trademarks, such as “CDW,” which are protected under applicable intellectual property laws and are the property of CDW Corporation or its subsidiaries. This prospectus supplement and the accompanying prospectus also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully read the entire prospectus supplement and the entire accompanying prospectus, including the sections entitled “Risk Factors” and the risk factors and consolidated financial statements and notes related to those statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock. Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” “CDW” and other similar terms refer to the business of CDW Corporation and its consolidated subsidiaries.

Our Company

We are a Fortune 500 company and a leading provider of integrated information technology (“IT”) solutions in the United States and Canada. We help our customer base of small, medium and large business, government, education and healthcare customers by delivering critical solutions to their increasingly complex IT needs. Our broad array of offerings ranges from discrete hardware and software products to integrated IT solutions such as mobility, security, data center optimization, cloud computing, virtualization and collaboration.

Corporate Information

CDW Corporation is a Delaware corporation. Our principal executive offices are located at 200 N. Milwaukee Avenue, Vernon Hills, Illinois 60061, and our telephone number at that address is (847) 465-6000. Our website is located at http://www.cdw.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by the selling stockholders	15,000,000 shares.

Common stock to be outstanding after this offering	172,211,884 shares. The number of shares of common stock outstanding will not change as a result of this offering.

Common stock to be owned by the selling stockholders after this offering	54,519,148 shares.

Underwriters’ option to purchase additional shares	The selling stockholders have granted the underwriters a 30-day option to purchase a maximum of 2,250,000 additional shares of our common stock from the selling stockholders at the public offering price, less underwriting discounts and commissions.

Use of proceeds	We will not receive any of the proceeds from the sale of any shares of our common stock by the selling stockholders, which include our chief executive officer, chief financial officer and other members of management. See “Use of Proceeds” and “Underwriting.”

NASDAQ Global Select Market symbol	CDW.

Dividends	In each of the fourth quarter of 2013 and the first three quarters of 2014, our board of directors declared a quarterly cash dividend of $0.0425 per share of common stock. In the fourth quarter of 2014, our board of directors declared a quarterly cash dividend of $0.0675 per share of common stock. We expect to continue to pay a cash dividend on our common stock of $0.0675 per share per quarter, or $0.27 per share per annum. The most recently declared quarterly cash dividend of $0.0675 per share will be paid on December 10, 2014 to all common stockholders of record as of the close of business on November 25, 2014. Accordingly, investors in this offering will not be entitled to receive the most recently declared quarterly cash dividend. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, business prospects, capital requirements, contractual restrictions, including those under our senior credit facilities and indentures, any potential indebtedness we may incur, restrictions imposed by applicable law, tax considerations and other factors our board of directors deems relevant. In addition, our ability to pay dividends on our common stock will be limited by restrictions on our ability to pay dividends or make distributions to our stockholders and on the ability of our subsidiaries to pay dividends or make distributions to us, in each case, under the terms of our current and any future agreements governing our indebtedness.

Risk factors	See “Risk Factors” included in this prospectus supplement and the accompanying prospectus, as well as the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 172,211,884 shares of our common stock outstanding as of October 31, 2014 and excludes 2,440,649 shares of our common stock underlying stock options issued and outstanding under our equity incentive plan, 1,674,784 shares of common stock issuable upon the vesting of outstanding restricted stock unit awards and 9,015,584 shares of our common stock reserved for issuance under our equity incentive plan and employee stock purchase plan.

Unless otherwise indicated, all information in this prospectus supplement reflects and assumes no exercise by the underwriters of their option to purchase up to 2,250,000 additional shares of our common stock from the selling stockholders.

RISK FACTORS

An investment in our common stock is subject to a number of risks. You should carefully consider the following risks and evaluate all of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 5, 2014, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC, before you decide to purchase any of our common stock. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Risks Related to This Offering and Ownership of Our Common Stock

Our common stock price may be volatile and may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price for our common stock may be volatile. You may not be able to resell your shares at or above the public offering price, due to fluctuations in the market price of our common stock, which may be caused by a number of factors, many of which we cannot control, including the risk factors described in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and the following:

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changes in financial estimates by any securities analysts who follow our common stock, our failure to meet these estimates or failure of securities analysts to initiate or maintain coverage of our common stock;

•	downgrades by any securities analysts who follow our common stock;

•	future sales of our common stock by our officers, directors and significant stockholders, including the Sponsors;

•	market conditions or trends in our industry or the economy as a whole;

•	investors’ perceptions of our prospects;

•	announcements by us or our competitors of significant contracts, acquisitions, joint ventures or capital commitments;

•	changes in key personnel; and

•

our limited public float in light of the Sponsors’ sizable beneficial ownership of our common stock, which may result in the trading of relatively small quantities of shares by our stockholders having a disproportionate positive or negative influence on the market price of our common stock.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, including companies in our industry. In the past, securities class action litigation has followed periods of market volatility. If we were involved in securities litigation, we could incur substantial costs, and our resources and the attention of management could be diverted from our business.

Even after the completion of this offering, each of the Sponsors will have influence over significant corporate activities and their interests may not align with yours.

After the completion of this offering, Madison Dearborn will beneficially own approximately 16.2% of our common stock and Providence Equity will beneficially own approximately 14.3% of our common stock, assuming the underwriters do not exercise their option to purchase additional shares. If the underwriters exercise in full their option to purchase additional shares, Madison Dearborn will beneficially own approximately 15.5% of our common stock and Providence Equity will beneficially own approximately 13.7% of our common stock.

As a result of their ownership, each Sponsor, so long as it holds a sizable portion of our outstanding common stock, will have substantial voting power with respect to matters submitted to a vote of stockholders. In addition, so long as each Sponsor has representation on our board of directors, it will have the ability to exercise influence over decision-making with respect to our business direction and policies. Matters over which each of the Sponsors may continue to, directly or indirectly, exercise influence following this offering include:

•	the election of our board of directors and the appointment and removal of our officers;

•	mergers and other business combination transactions, including proposed transactions that would result in our stockholders receiving a premium price for their shares;

•	other acquisitions or dispositions of businesses or assets;

•	incurrence of indebtedness and the issuance of equity securities;

•	repurchase of stock and payment of dividends; and

•	the issuance of shares to management under our equity incentive plans.

Under our amended and restated certificate of incorporation, each Sponsor and its affiliates do not have any obligation to present to us, and each Sponsor may separately pursue, corporate opportunities of which it becomes aware, even if those opportunities are ones that we would have pursued if granted the opportunity. See “Description of Capital Stock—Corporate Opportunity” in the accompanying prospectus.

Future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. Immediately prior to and upon completion of this offering, we will have 172,211,884 shares of common stock outstanding based on the number of shares of our common stock outstanding as of October 31, 2014. The 26,737,500 shares of common stock sold in our initial public offering and the 61,000,000 shares of common stock sold in previous secondary offerings are, and the 15,000,000 shares of common stock being sold in this offering, plus any shares sold upon exercise of the underwriters’ option to purchase additional shares, will be, freely tradable without restriction under the Securities Act of 1933, as amended (the “Securities Act”), except that any shares of our common stock that may be acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, may be sold only in compliance with the limitations described in “Shares Eligible for Future Sale.”

The remaining shares of our common stock, to the extent not previously sold pursuant to an exemption from registration, will continue to be “restricted securities” within the meaning of Rule 144 under the Securities Act and subject to certain restrictions on resale following the completion of this offering. Restricted securities may be sold in the public market only if they are registered under the Securities Act or are sold pursuant to an exemption from registration such as Rule 144 or Rule 701 under the Securities Act, as described in “Shares Eligible for Future Sale.”

We, our directors, our executive officers and the selling stockholders (other than with respect to the shares offered hereby) have agreed, subject to certain exceptions, with the underwriters not to dispose of or hedge any of the shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 45 days after the date of this prospectus supplement. Barclays Capital Inc. may, in its sole discretion, release any of these shares from these restrictions at any time without notice. See “Underwriting.”

Immediately following the completion of this offering, subject to any lock-up restrictions described above with respect to certain holders, holders of approximately 55,000,000 shares of our common stock will continue to have the right to require us to register the sales of their shares under the Securities Act, under the terms of an agreement between us and the holders of these securities. See “Shares Eligible for Future Sale—Registration Rights” for a more detailed description of these rights.

In the future, we may also issue our securities in connection with investments or acquisitions. The number of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock.

Anti-takeover provisions in our charter documents and Delaware law might discourage or delay acquisition attempts for us that you might consider favorable.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may make the acquisition of the Company more difficult without the approval of our board of directors. These provisions:

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authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include super voting, special approval, dividend, or other rights or preferences superior to the rights of the holders of common stock;

•	establish a classified board of directors so that not all members of our board of directors are elected at one time;

•	generally prohibit stockholder action by written consent, requiring all stockholder actions be taken at a meeting of our stockholders;

•

provide that special meetings of the stockholders can only be called by or at the direction of our board of directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Company would have if there were no vacancies;

•	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

•	provide that our board of directors is expressly authorized to make, alter or repeal our amended and restated bylaws.

Our amended and restated certificate of incorporation also contains a provision that provides us with protections similar to Section 203 of the Delaware General Corporation Law, and will prevent us from engaging in a business combination with a person who acquires at least 15% of our common stock for a period of three years from the date such person acquired such common stock, unless board or stockholder approval is obtained prior to the acquisition. These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of the Company, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. For a further discussion of these and other such anti-takeover provisions, see “Description of Capital Stock—Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws” in the accompanying prospectus.

Conflicts of interest may arise because some of our directors are principals of our largest stockholders.

Paul Finnegan and Robin Selati, who are principals of Madison Dearborn, and Glenn Creamer and Michael Dominguez, who are managing directors of Providence Equity, serve on our board of directors. Madison Dearborn and Providence Equity will each continue to hold a sizable portion of our outstanding common stock after giving effect to this offering. The Sponsors and the entities respectively controlled by them may hold equity interests in entities that directly or indirectly compete with us, and companies in which they currently invest may begin competing with us. As a result of these relationships, when conflicts arise between the interests of Madison Dearborn or Providence Equity, on the one hand, and of other stockholders, on the other hand, these directors may not be disinterested. Although our directors and officers have a duty of loyalty to us under Delaware law and our amended and restated certificate of incorporation, transactions that we enter into in which a director or officer has a conflict of interest are generally permissible so long as (1) the material facts relating to the director’s or officer’s relationship or interest as to the transaction are disclosed to our board of directors and a majority of our disinterested directors approves the transaction, (2) the material facts relating to the director’s or officer’s relationship or interest as to the transaction are disclosed to our stockholders and a majority of our disinterested stockholders approve the transaction or (3) the transaction is otherwise fair to us. Our amended and restated certificate of incorporation also provides that any principal, officer, member, manager and/or employee of a Sponsor or any entity that controls, is controlled by or under common control with a Sponsor (other than us or any company that is controlled by us) or a Sponsor-managed investment fund will not be required to offer any transaction opportunity of which they become aware to us and could take any such opportunity for themselves or offer it to other companies in which they have an investment, unless such opportunity is offered to them solely in their capacities as our directors.

We cannot assure you that we will continue to pay dividends on our common stock, and our indebtedness and certain tax considerations could limit our ability to continue to pay dividends on our common stock. If we do not continue to pay dividends, you may not receive any return on investment unless you are able to sell your common stock for a price greater than your purchase price.

In each of the fourth quarter of 2013 and the first three quarters of 2014, our board of directors declared a quarterly cash dividend of $0.0425 per share of common stock. In the fourth quarter of 2014, our board of directors declared a quarterly cash dividend of $0.0675 per share of common stock. We expect to continue to pay a cash dividend on our common stock of $0.0675 per share per quarter, or $0.27 per share per annum. The most recently declared quarterly cash dividend of $0.0675 per share will be paid on December 10, 2014 to all common stockholders of record as of the close of business on November 25, 2014. Accordingly, investors in this offering will not be entitled to receive the most recently declared quarterly cash dividend. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, business prospects, capital requirements, contractual restrictions, including those under our senior credit facilities and indentures, any potential indebtedness we may incur, restrictions imposed by applicable law, tax considerations and other factors our board of directors deems relevant. In addition, our ability to pay dividends on our common stock will be limited by restrictions on our ability to pay dividends or make distributions to our stockholders and on the ability of our subsidiaries to pay dividends or make distributions to us, in each case, under the terms of our current and any future agreements governing our indebtedness. There can be no assurance that we will continue to pay a dividend at the current rate or at all. Accordingly, if you purchase shares in this offering and we do not pay dividends in the future, realization of a gain on your investment will depend entirely on the appreciation of the price of our common stock, which may never occur.

We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from our subsidiaries to meet our obligations.

We are a holding company that does not conduct any business operations of our own. As a result, we are largely dependent upon cash dividends and distributions and other transfers from our subsidiaries to meet our obligations. The agreements governing the indebtedness of our subsidiaries impose restrictions on our subsidiaries’ ability to pay dividends or other distributions to us. The deterioration of the earnings from, or other available assets of, our subsidiaries for any reason could also limit or impair their ability to pay dividends or other distributions to us.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock in this offering by the selling stockholders, which include our chief executive officer, chief financial officer and other members of management.

PRICE RANGE OF OUR COMMON STOCK

Our common stock has been listed on the NASDAQ Global Select Market since June 27, 2013 under the symbol “CDW.” Prior to that date, there was no public market for our common stock. Shares sold in our initial public offering were priced at $17.00 per share on June 26, 2013.

On December 2, 2014, the closing price per share of our common stock as reported on the NASDAQ Global Select Market was $34.39. The following table sets forth the ranges of high and low sales prices per share of our common stock as reported on the NASDAQ Global Select Market for the periods indicated.

	High	Low
Year ended December 31, 2013
Second quarter (beginning June 27, 2013)	$19.17	$17.38
Third quarter	$24.51	$18.26
Fourth quarter	$23.56	$20.50

	High	Low
Year ending December 31, 2014
First quarter	$27.53	$22.72
Second quarter	$32.41	$26.70
Third quarter	$33.80	$30.07
Fourth quarter (through December 2, 2014)	$35.56	$27.59

As of October 31, 2014, there were 138 holders of record of our common stock. The number of beneficial stockholders is substantially greater than the number of holders of record because a portion of our common stock is held through brokerage firms.

DIVIDEND POLICY

In each of the fourth quarter of 2013 and the first three quarters of 2014, our board of directors declared a quarterly cash dividend of $0.0425 per share of common stock. In the fourth quarter of 2014, our board of directors declared a quarterly cash dividend of $0.0675 per share of common stock. We expect to continue to pay a cash dividend on our common stock of $0.0675 per share per quarter, or $0.27 per share per annum. The most recently declared quarterly cash dividend of $0.0675 per share will be paid on December 10, 2014 to all common stockholders of record as of the close of business on November 25, 2014. Accordingly, investors in this offering will not be entitled to receive the most recently declared quarterly cash dividend. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, business prospects, capital requirements, contractual restrictions, including those under our senior credit facilities and indentures, any potential indebtedness we may incur, restrictions imposed by applicable law, tax considerations and other factors our board of directors deems relevant. In addition, our ability to pay dividends on our common stock will be limited by restrictions on our ability to pay dividends or make distributions to our stockholders and on the ability of our subsidiaries to pay dividends or make distributions to us, in each case, under the terms of our current and any future agreements governing our indebtedness. There can be no assurance that we will continue to pay a dividend at the current rate or at all.

SELLING STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock by each selling stockholder, immediately before and after this offering.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 172,211,884 shares of our common stock outstanding as of October 31, 2014. To our knowledge, except as indicated below, we believe that each selling stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by such selling stockholder.

	Number of shares beneficially owned				Percentage of shares beneficially owned
Selling stockholders:	Prior to offering	To be sold in offering	After offering (no exercise of underwriters’ option)	After offering (full exercise of underwriters’ option)	Prior to offering	After offering (no exercise of underwriters’ option)	After offering (full exercise of underwriters’ option)
Sponsors
Madison Dearborn(1)	35,631,736	7,765,982	27,865,754	26,684,265	20.7%	16.2%	15.5%
Providence Equity(2)	31,503,791	6,866,291	24,637,500	23,592,886	18.3%	14.3%	13.7%
Current Executive Officers
Douglas E. Eckrote(3)	428,681	60,640	368,041	368,041	*	*	*
Thomas E. Richards(4)	1,119,311	90,000	1,029,311	1,029,311	*	*	*
Christine V. Rother(5)	264,094	60,000	204,094	204,094	*	*	*
Jonathan J. Stevens(6)	246,592	53,790	192,802	184,619	*	*	*
Matthew A. Troka(7)	161,850	35,307	126,543	121,172	*	*	*
Ann E. Ziegler(8)	311,667	67,990	243,677	233,334	*	*	*

*	Denotes less than one percent.

(1)	Consists of (A) prior to the offering, 23,259,230 shares held directly by Madison Dearborn Capital Partners V-A, L.P. (“MDP A”), 6,170,272 shares held directly by Madison Dearborn Capital Partners V-C, L.P. (“MDP C”), 233,709 shares held directly by Madison Dearborn Capital Partners V Executive-A, L.P. (“MDP Exec”) and 5,968,525 shares held directly by MDCP Co-Investors (CDW), L.P. (“MDP Co-Investor”), (B) after the offering assuming no exercise of the underwriters’ option, 18,189,852 shares held directly by MDP A, 4,825,453 shares held directly by MDP C, 182,772 shares held directly by MDP Exec and 4,667,677 shares held directly by MDP Co-Investor and (C) after the offering assuming full exercise of the underwriters’ option, 17,418,614 shares held directly by MDP A, 4,620,857 shares held directly by MDP C, 175,023 shares held directly by MDP Exec and 4,469,771 shares held directly by MDP Co-Investor. As the sole members of a limited partner committee of MDP V that has the power, acting by majority vote, to vote or dispose of the shares directly held by MDP A, MDP C, MDP Exec and MDP Co-Investor, Paul J. Finnegan and Samuel M. Mencoff may be deemed to have shared voting and investment power over such shares. Each of Messrs. Finnegan and Mencoff and MDP V hereby disclaims any beneficial ownership of any shares held by MDP A, MDP C, MDP Exec and MDP Co-Investor except to the extent of his pecuniary interest therein. The address for the Madison Dearborn entities and persons is Three First National Plaza, 70 W. Madison Street, Suite 4600, Chicago, Illinois, 60602.

(2)

Consists of (A) prior to the offering, 19,960,590 shares held directly by Providence Equity Partners VI L.P. (“PEP VI”), 6,866,683 shares held directly by Providence Equity Partners VI-A L.P. (“PEP VI-A”) and 4,676,518 shares held directly by PEP Co-Investors (CDW) L.P. (“PEP Co-Investor”), (B) after the offering assuming no exercise of the underwriters’ option, 15,610,154 shares held directly by PEP VI, 5,370,081 shares held directly by PEP VI-A and 3,657,265 shares held directly by PEP Co-Investor and (C) after the offering assuming full exercise of the underwriters’ option, 14,948,294 shares held directly by PEP VI, 5,142,393 shares held directly by PEP VI-A and 3,502,199 shares held directly by PEP Co-Investor. The shares held by PEP VI, PEP VI-A and PEP Co-Investor may be deemed to be beneficially owned by Providence Equity GP VI L.P. (“PEP GP”), the general partner of PEP VI, PEP VI-A and PEP Co-Investor and Providence Equity Partners VI L.L.C. (“PEP LLC”), the general partner of PEP GP. Messrs. Jonathan Nelson, Glenn Creamer and Paul Salem are members of PEP LLC and may be deemed to have shared voting and investment power over such shares. Each of PEP LLC, PEP GP, and Messrs. Nelson, Creamer and Salem hereby disclaims any beneficial ownership of any shares held by PEP VI, PEP VI-A and PEP Co-Investor except to the extent of any pecuniary interest therein. The address for the Providence Equity entities and persons is 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

(3)	Includes beneficial ownership of 16,971 shares held by Mr. Eckrote that may be acquired within 60 days of October 31, 2014.

(4)	Includes beneficial ownership of 247,336 shares held by Mr. Richards that may be acquired within 60 days of October 31, 2014.

(5)	Includes beneficial ownership of 11,317 shares held by Ms. Rother that may be acquired within 60 days of October 31, 2014.

(6)	Includes beneficial ownership of 12,420 shares held by Mr. Stevens that may be acquired within 60 days of October 31, 2014.

(7)	Includes beneficial ownership of 8,856 shares held by Mr. Troka that may be acquired within 60 days of October 31, 2014.

(8)	Consists of (A) prior to the offering, 103,164 shares held by Ms. Ziegler, 39,121 shares held by the Ann E. Ziegler IRA Northern Trust Bank and 169,382 shares held by the Ann E. Ziegler 2012 Gift Trust, (B) after the offering assuming no exercise of the underwriters’ option, 69,169 shares held by Ms. Ziegler, 39,121 shares held by the Ann E. Ziegler IRA Northern Trust Bank and 135,387 shares held by the Ann E. Ziegler 2012 Gift Trust and (C) after the offering assuming full exercise of the underwriters’ option, 63,997 shares held by Ms. Ziegler, 39,121 shares held by the Ann E. Ziegler IRA Northern Trust Bank and 130,216 shares held by the Ann E. Ziegler 2012 Gift Trust. Also includes beneficial ownership of 17,222 shares held by Ms. Ziegler that may be acquired within 60 days of October 31, 2014.

Certain Transactions and Relationships with the Selling Stockholders

Management Services Agreement

Prior to our initial public offering in June 2013, we were party to a management services agreement with affiliates of the Sponsors (the “Management Services Agreement”) pursuant to which they provided us with management and consulting services and financial and other advisory services. Pursuant to such agreement, the Sponsors earned an annual advisory fee of $5 million, payment of which was subject to certain restrictions contained in our credit agreements, and were entitled to reimbursement of out-of-pocket expenses incurred in connection with the provision of such services. Additionally, the Sponsors were entitled to certain fees based on the amount of any future equity or debt financing for us that was arranged by them. The Management Services Agreement included customary indemnification provisions in favor of the Sponsors.

In connection with our initial public offering, the parties terminated the Management Services Agreement. In connection with such termination, we paid affiliates of the Sponsors a termination fee of $24.4 million. Following the termination of the Management Services Agreement, the Sponsors continue to provide mutually agreeable management support services to us without payment of any additional consideration.

Registration Rights Agreement

We have entered into a registration rights agreement with the Sponsors, certain executives and certain other co-investors (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Sponsors

have the right to require us to register all or any portion of their shares under the Securities Act on Form S-1 or Form S-3, at our expense. The Sponsors are entitled to request up to four long-form registrations (provided the aggregate offering value of the shares registered in any such registration equals at least $200 million) and an unlimited number of short-form registrations (provided the aggregate offering value of the shares registered in any such registration equals at least $50 million). Additionally, the executives who are party to the Registration Rights Agreement are entitled to request the inclusion of their registrable securities in any such registration statement at our expense. The aforementioned registration rights are subject to standard underwriter cutbacks and other customary limitations.

In addition, if we propose to file a registration statement in connection with a public offering of our common stock or other equity securities, then, subject to certain limited exceptions, the Sponsors and each other holder of registrable securities under the Registration Rights Agreement are entitled to piggyback registration rights pursuant to which we are required to include in such registration such number of securities as they may request. These piggyback registration rights are also subject to customary cutbacks and other limitations.

The Registration Rights Agreement includes a holdback agreement pursuant to which each holder of registrable securities is prohibited from engaging in any public sale or distribution (including sales pursuant to Rule 144) of any of our equity securities, or securities convertible into or exchangeable or exercisable for such equity securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten demand registration or piggyback registration, unless the underwriters otherwise agree in writing. If (i) we issue an earnings release or other material news or a material event relating to us occurs during the final 17 days of such holdback period or (ii) prior to the expiration of such holdback period, we announce that we will release earnings results during the 16-day period beginning upon the expiration of such holdback period, then the holdback period may be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be.

Stockholders Agreement

In connection with our initial public offering, we entered into a stockholders agreement (the “Stockholders Agreement”) with the Sponsors and all of our executive officers (the “Management Holders”). The Stockholders Agreement provides that, subject to certain limited exceptions, for a period of three years following the completion of the initial public offering (or, if sooner, such time as the Sponsors no longer hold any shares of our common stock), a Management Holder will only sell shares of common stock contemporaneously with, or shortly following, sales of common stock by one or both Sponsors in either a public or private sale to unaffiliated third parties. In connection with any such sale by one or both Sponsors, a Management Holder is generally entitled to sell up to a number of shares of our common stock equal to the aggregate number of shares of common stock held by such Management Holder multiplied by a fraction, the numerator of which is the aggregate number of shares being sold by the Sponsors in such sale and the denominator of which is the aggregate number of shares of common stock held by the Sponsors immediately prior to such sale. In the event that a Management Holder elects not to, or is unable to, sell shares of common stock at the time of a sale by one or more Sponsors, such Management Holder shall be entitled to sell in connection with any future sale by one or more Sponsors the amount such Management Holder did not sell in connection with any prior sales. The restrictions on transfer are no longer binding on a Management Holder at such time as the Management Holder is no longer employed by us.

Repurchase of 8.5% Senior Notes due 2019

On March 20, 2014, we repurchased $25.0 million aggregate principal amount of 8.5% Senior Notes due 2019 issued by our wholly owned subsidiaries, CDW LLC and CDW Finance Corporation, from an affiliate of Providence Equity using cash on hand in a privately negotiated transaction on an arms’ length basis. The repurchase price of the 8.5% Senior Notes due 2019 was 109.75% of the principal amount repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Other Transactions

Madison Dearborn and Providence Equity are private equity firms that have investments in companies that purchase products or services from, or provide products and services to, us. From time to time, Madison Dearborn and Providence Equity also directly purchase products or services from us. We believe that such transactions are entered into in the ordinary course of business on terms no less favorable to us than terms that could have been reached with an unaffiliated third party.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common stock prevailing from time to time. The sale of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common stock.

Sale of Restricted Shares

Immediately prior to and upon the completion of this offering, we will have 172,211,884 shares of common stock outstanding based on the number of shares of our common stock outstanding on October 31, 2014. Of these shares of common stock, the 26,737,500 shares of common stock sold in our initial public offering, the 61,000,000 shares of common stock sold in previous secondary offerings are, and the 15,000,000 shares of common stock being sold in this offering, plus any shares sold upon exercise of the underwriters’ option to purchase additional shares, will be, freely tradable without restriction under the Securities Act, except for any such shares which may be acquired by an “affiliate” of ours, as that term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), which shares will be subject to the volume limitations and other restrictions of Rule 144 described below. The remaining shares of our common stock, to the extent not previously sold pursuant to an exemption from registration, will be “restricted securities,” as that term is defined in Rule 144, and may be resold only after registration under the Securities Act or pursuant to an exemption from such registration, including, among others, the exemptions provided by Rule 144 and Rule 701 under the Securities Act, which rules are summarized below.

Rule 144

In general, under Rule 144, a person who was not one of our affiliates at any time during the three months preceding a sale may sell shares of our common stock beneficially held upon the earlier of (1) the expiration of a six-month holding period, if we have been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have filed all required reports for at least 90 days prior to the date of the sale, or (2) the expiration of a one-year holding period.

At the expiration of the six-month holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and a person who was one of our affiliates at any time during the three months preceding a sale would be entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of either of the following:

•	1% of the number of shares of our common stock then outstanding, which will equal 1,722,119 shares immediately after this offering; or

•	the average weekly trading volume of our common stock on the NASDAQ Global Select Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under Rule 144 by our affiliates are also subject to manner-of-sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general and subject to certain vesting restrictions and the expiration of the applicable lock-up restrictions, under Rule 701 promulgated under the Securities Act, any of our employees, directors or officers who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement before the effective date of our initial public offering, or who purchased shares from us after that date upon the exercise of options granted before that date, are eligible to resell such shares in reliance upon Rule 144 subject to the availability of current public information about us. If such person is not an affiliate, the sale may be made under Rule 144 without compliance with the holding periods of Rule 144 and subject only to the manner-of-sale restrictions of Rule 144. If such a person is an affiliate, the sale may be made under Rule 144 without compliance with its one-year minimum holding period, but subject to the other Rule 144 restrictions.

Stock Plans

We have filed a registration statement on Form S-8 under the Securities Act to register shares of our common stock issued and reserved for issuance under the equity incentive plans we adopted in connection with our initial public offering. Shares registered under that registration statement are available for sale in the open market, unless such shares are subject to vesting restrictions with us, Rule 144 restrictions applicable to our affiliates or the lock-up restrictions described below and under “Underwriting.”

Lock-Up Agreements

We, our directors, our executive officers and the selling stockholders (other than with respect to the shares offered hereby) have agreed, with limited exceptions, not to sell, transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock without the prior written consent of Barclays Capital Inc. for a period of 45 days after the date of this prospectus supplement. These agreements are described under “Underwriting.”

Stockholders Agreement

We have entered into the Stockholders Agreement with the Sponsors and the Management Holders. The Stockholders Agreement provides that, subject to certain limited exceptions, for a period of three years following our initial public offering (or, if sooner, such time as the Sponsors no longer hold any shares of our common stock), a Management Holder will only sell shares of common stock contemporaneously with, or shortly following, sales of common stock by one or both Sponsors in either a public or private sale to unaffiliated third parties.

Registration Rights

Immediately following the completion of this offering, holders of approximately 55,000,000 shares of our common stock, or their transferees, will remain entitled to certain rights with respect to the registration of their shares under the Securities Act. Except for shares purchased by affiliates, registration of their shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of the registration, subject to the expiration of the lock-up periods described under “Underwriting” in this prospectus supplement.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Overview

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust, but is not any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership considering an investment in shares of our common stock, you should consult your own tax advisors.

This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, rulings and other administrative pronouncements and judicial decisions, all as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law will not alter significantly the tax considerations described in this summary.

This summary does not address all aspects of U.S. federal income and estate taxation. This summary does not deal with the alternative minimum tax or other federal taxes (such as gift tax) or with foreign, state or local tax or tax treaty considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, this summary does not describe the U.S. federal income tax consequences applicable to you if you are subject to special treatment under U.S. federal income tax laws (including if you are a U.S. expatriate, a financial institution, an insurance company, a tax-exempt organization, a trader, broker or dealer in securities or currencies, traders that elect to mark-to-market their securities, a “controlled foreign corporation,” a “passive foreign investment company,” an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment).

We have not sought and do not expect to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of shares of our common stock that differ from those discussed below.

This summary is for general information only and is not intended to constitute a complete description of all U.S. federal income and estate tax consequences for non-U.S. holders relating to the ownership and disposition of shares of our common stock. If you are considering the purchase of shares of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership and disposition of shares of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other applicable taxing jurisdiction and any applicable tax treaty in light of your particular circumstances.

Dividends

In general, cash distributions on shares of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent any such distributions exceed both our current and our accumulated earnings and profits, they will first be treated as a return of capital reducing your tax basis in our common stock (determined on a share-by-share basis), but not below zero, and then will be treated as gain from the sale of stock as described below under “Gain on Disposition of Shares of Common Stock.”

Dividends paid to a non-U.S. holder generally will be subject to a U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder generally will not be subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (including the provision of a properly completed IRS Form W-8ECI or other applicable substitute or successor form and any applicable attachments). Instead, unless an applicable income tax treaty provides otherwise, such dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. A corporate non-U.S. holder may be subject to an additional “branch profits tax” at a rate of 30% on its earnings and profits (subject to adjustments) that are effectively connected with its conduct of a U.S. trade or business (unless an applicable income tax treaty provides otherwise).

A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable substitute or successor form and any applicable attachments) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if shares of our common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Shares of Common Stock

Subject to the discussion below on backup withholding and FATCA withholding, any gain realized by a non-U.S. holder on the sale or other disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held shares of our common stock (the “applicable period”).

In the case of a non-U.S. holder described in the first bullet point above, any gain generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise), and a non-U.S. holder that is a foreign corporation may also be subject to the branch profits tax at a rate of 30% on its effectively connected earnings and profits (subject to adjustments), unless an applicable income tax treaty provides otherwise. Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. holder described in the second bullet point above will be subject to a 30% tax on any gain derived from the sale, which may be offset by certain U.S. source capital losses.

We believe we are not currently a USRPHC and we do not anticipate becoming a USRPHC in the future. However, even if we are or become a USRPHC, so long as our common stock is regularly traded on an established securities market, a non-U.S. holder will be subject to U.S. federal income tax on any gain not otherwise taxable only if such non-U.S. holder actually or constructively owned more than 5% of our outstanding common stock at any time during the applicable period. If we are or become a USRPHC and you actually or constructively owned more than 5% of our common stock at any time during the specified testing period, you will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. You should consult your own tax advisor about the consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

The amount of dividends paid to each non-U.S. holder, and the tax withheld with respect to such dividends will be reported annually to the IRS and to each such holder. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder generally will be subject to backup withholding (currently at a rate of 28%) with respect to dividends paid to such holder unless such holder certifies under penalty of perjury that it is not a United States person (as defined under the Code) (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition by a non-U.S. holder of shares of our common stock within the United States or conducted through certain U.S.-related financial intermediaries unless such non-U.S. holder certifies under penalty of perjury that it is not a United States person (as defined under the Code), and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a United States person, or such non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislation Affecting Taxation of Common Stock Held by or through Foreign Entities

In addition to the withholding described above, legislation enacted in 2010, along with regulations and administrative guidance, known as the Foreign Account Tax Compliance Act, or “FATCA,” generally imposes a withholding tax of 30% on dividend income from our common stock and on the gross proceeds of a sale or other disposition of our common stock, if the payments are made to a foreign entity, unless certain diligence, reporting, withholding and certification obligations and requirements are met. Recently finalized U.S. Treasury regulations and IRS official guidance delay the implementation of withholding under FATCA with respect to payments of gross proceeds until after December 31, 2016, but withholding under FATCA with respect to dividends began on July 1, 2014.

The withholding under FATCA may be avoided if (i) the foreign entity is a “foreign financial institution” (as defined in this legislation) and such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) the foreign entity is not a “foreign financial institution” and makes a certification identifying its substantial U.S. owners (as defined for this purpose) or makes a certification that such foreign entity does not have any substantial U.S. owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a non-U.S. holder of our common stock might be eligible for refunds or credits of such withholding taxes, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits.

Non-U.S. holders should consult their own tax advisors regarding the implications of this legislation on their investment in our common stock.

U.S. Federal Estate Tax

Shares of our common stock that are owned (or deemed to be owned) at the time of death by a non-U.S. holder who is an individual will be includable in such non-U.S. holder’s taxable estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

THE SUMMARY OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

UNDERWRITING

We and the selling stockholders have entered into an underwriting agreement with Barclays Capital Inc. and Goldman, Sachs & Co. as underwriters in this offering. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from the selling stockholders, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of our common stock listed next to its name in the following table:

Name	Number of shares
Barclays Capital Inc.	10,500,000
Goldman, Sachs & Co.	4,500,000

Total	15,000,000

The underwriters are committed to purchase all of the shares of common stock offered by the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may also be increased or the offering may be terminated.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order, in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to purchase up to 2,250,000 additional shares of common stock from the selling stockholders. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased pursuant to this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to the selling stockholders per share of common stock. The underwriting fee is $0.21 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option exercise	With full option exercise
Per share	$0.21	$0.21
Total	$3,150,000	$3,622,500

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $325,000.

A prospectus in electronic format may be made available on the web sites maintained by one or both underwriters.

We have agreed not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (other than filings on Form S-3 relating to the shelf registration of certain securities and Form S-8 relating to our employee benefit plans), or (ii) enter into any swap or other agreement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of Barclays Capital Inc., for a period of 45 days after the date of this prospectus supplement, subject to limited exceptions described below.

The restrictions described in the immediately preceding paragraph will not apply to: (a) the issuance by us of shares upon exercise of an option or other equity award issued pursuant to an equity incentive plan in effect on the date of this prospectus supplement, (b) the grant of awards under equity incentive plans in effect on the date of this prospectus supplement, (c) the filing of a registration statement on Form S-8 (or equivalent forms) in connection with an employee stock compensation plan or agreement in effect on the date of this prospectus supplement, (d) the issuance of shares or other securities (including securities convertible into shares of common stock) in connection with the acquisition by us or any of our subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition or (e) the issuance of shares or other securities (including securities convertible into shares of common stock) in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of clauses (d) and (e), the aggregate number of shares issued in all such acquisitions and transactions does not exceed 10% of our outstanding common stock following the offering contemplated by this prospectus supplement and any recipients of such shares agree to be subject to the restrictions described in the immediately following paragraph.

We, our directors, our executive officers and the selling stockholders (other than with respect to the shares offered hereby), for a period of 45 days after the date of this prospectus supplement, have agreed not to, without the prior written consent of Barclays Capital Inc. (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, subject to limited exceptions described below.

The restrictions described in the immediately preceding paragraph will not apply to transactions relating to: (a) the shares to be sold pursuant to this prospectus supplement; (b) shares of common stock acquired in open market transactions after the completion of the offering contemplated by this prospectus supplement, provided that no filing under the Exchange Act or other public announcement is required or is made voluntarily in connection with subsequent sales of such shares; (c) transfers of up to an aggregate of approximately 74,000 shares of common stock as a bona fide gift or gifts to charitable organization(s); (d) transfers or distributions of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (i) to an immediate family member or a trust formed for the benefit of an immediate family member, (ii) as a bona fide gift or gifts or by will or intestacy, (iii) in the case of a trust, to a trustor or beneficiary of the trust, or (iv) in the case of a corporation, limited liability company, partnership or other business entity (y) to another corporation, limited liability company, partnership or other business entity that is an affiliate of and controls or is controlled by such corporation, limited liability company, partnership or other business entity or (z) as part of a disposition, transfer, distribution or liquidation without consideration by such corporation, limited liability company, partnership or other business entity to its equity holders (including without limitation stockholders, unitholders, members or partners); provided that in the case of any transfer or distribution pursuant to clause (d), each donee or distributee agrees to be subject to the restrictions described in the immediately preceding paragraph; (e) the establishment of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act, provided that no sales of common stock may occur under such plan and no public disclosure of any such action is required or is made voluntarily by any person prior to the expiration of the 45-day period referred to above; (f) the exercise of options to purchase shares of common stock pursuant to employee benefit plans disclosed in this prospectus supplement, provided that any such shares of common stock received upon such exercise will be subject to the restrictions described in the immediately preceding paragraph; and (g) any transfers pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock involving a change of control of us (including voting in favor of any such transaction or taking any other action in connection with such transaction), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, such shares of common stock will remain subject to the restrictions described in the immediately preceding paragraph.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The shares of our common stock are listed on the NASDAQ Global Select Market under the symbol “CDW.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or slowing a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us and the selling stockholders that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

The public offering price will be determined by negotiations among the selling stockholders and the underwriters. In determining the public offering price, the selling stockholders and the underwriters expect to consider a number of factors including:

•	the information set forth in this prospectus supplement, the accompanying prospectus and otherwise available to the underwriters;

•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the underwriters and the selling stockholders.

It is possible that, after the offering, the shares will not trade in the public market at or above the public offering price.

Other than in the United States, no action has been taken by us, the selling stockholders or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed (i) at persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) to high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in the United Kingdom

Each underwriter has agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union

Prospectus Directive (the “EU Prospectus Directive”) was implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus supplement and the accompanying prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement and the accompanying prospectus may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•

in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus supplement and the accompanying prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus, does not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the shares, is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and therein and has no responsibility for the prospectus supplement and the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, treasury services, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and their respective affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Affiliates of the underwriters act in various capacities under our senior credit facilities and have received and will receive fees from us in the future. Under our existing senior secured asset-based revolving credit facility, affiliates of Barclays Capital Inc. serve as lender, joint bookrunner and co-documentation agent. Under our senior secured term loan facility, affiliates of Barclays Capital Inc. serve as lender, administrative agent, collateral agent, joint lead arranger and joint bookrunner and affiliates of Goldman, Sachs & Co. serve as joint lead arranger, joint bookrunner and co-documentation agent. In addition, from time to time, the underwriters and their respective affiliates may effect transactions for their own accounts or the accounts of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may, at any time, hold, or recommend to clients that they acquire long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters with regard to the validity of the shares of common stock offered in connection with this offering have been passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Some of the partners of Kirkland & Ellis LLP are, through various entities, investors in investment funds affiliated with Madison Dearborn. Kirkland & Ellis LLP also represents entities affiliated with Madison Dearborn in connection with various legal matters. Certain legal matters have been passed upon for the underwriters by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of the Company and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and the exhibits and schedules filed therewith and in our reports and other information incorporated by reference herein. Any statements made in this prospectus supplement and the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You can inspect and copy our reports, proxy statements and other information filed with the SEC, the Registration Statement on Form S-3 and the exhibits thereto at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the Nasdaq Global Select Market, 165 Broadway, New York, New York 10006, on which our common stock is listed. We maintain a website at http://www.cdw.com. You may access our recent Registration Statements on Form S-1 and Form S-3 and our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus supplement and the accompanying prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) are incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 5, 2014.

•

The portions of our Definitive Proxy Statement on Schedule 14A filed on April 8, 2014 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2013.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 12, 2014.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed on August 13, 2014.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed on November 12, 2014.

•

Our Current Reports on Form 8-K filed on January 22, 2014, January 28, 2014, March 12, 2014, March 28, 2014, April 9, 2014, May 28, 2014, June 9, 2014, August 6, 2014, September 9, 2014, December 1, 2014 and, with respect to Item 8.01 only, February 13, 2014, May 8, 2014, July 31, 2014 and November 6, 2014.

•

The description of our common stock, par value $0.01 per share, as contained in the Registration Statement on Form S-1 (File No. 333-187472), originally filed with the SEC on March 22, 2013 including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Our Commission File Number is 001-35985.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement or the accompanying prospectus. Any such request should be directed to:

CDW Corporation

200 N. Milwaukee Avenue

Vernon Hills, Illinois 60061

(847) 465-6000

Attention: Investor Relations

PROSPECTUS

CDW CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Debt Securities

Guarantees of Debt Securities

Share Purchase Contracts

Share Purchase Units

CDW LLC

CDW FINANCE CORPORATION

Debt Securities

Guarantees of Debt Securities

CDW Corporation, CDW LLC and CDW Finance Corporation may offer and sell, from time to time, in one or more offerings, any combination of securities we describe in this prospectus. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by CDW Corporation and/or one or more of our subsidiaries. In addition, selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, in one or more offerings, shares of our common stock. The securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with the prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CDW.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should refer to “Risk Factors” beginning on page 3 of this prospectus and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 5, 2014 (which document is incorporated by reference herein), our other periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2014.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we and/or the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. Each time we and/or the selling stockholders sell securities under this shelf registration, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We and the selling stockholders have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

i

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us” and “our” and similar terms refer to CDW Corporation and its consolidated subsidiaries. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of CDW Corporation.

ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and the exhibits and schedules filed therewith and in our reports and proxy statements and other information incorporated by reference herein. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You can inspect and copy our reports, proxy statements and other information filed with the SEC, the Registration Statement on Form S-3 and the exhibits thereto at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the Nasdaq Global Select Market, 165 Broadway, New York, New York 10006, on which our common stock is listed.

We maintain a website at http://www.cdw.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) after the date of this prospectus and prior to the termination of the offerings under this prospectus are incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 5, 2014.

•	The portions of our Definitive Proxy Statement on Schedule 14A filed on April 8, 2014 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2013.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 12, 2014.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed on August 13, 2014.

•	Our Current Reports on Form 8-K filed on January 22, 2014, January 28, 2014, March 12, 2014, March 28, 2014, April 9, 2014, May 28, 2014, June 9, 2014, August 6, 2014, September 9, 2014 and, with respect to Item 8.01 only, February 13, 2014, May 8, 2014 and July 31, 2014.

•	The description of our common stock, par value $0.01 per share, as contained in the Registration Statement on Form S-1 (File No. 333-187472), originally filed with the SEC on March 22, 2013 including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 001-35985.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

CDW Corporation

200 N. Milwaukee Avenue

Vernon Hills, Illinois 60061

(847) 465-6000

Attention: Investor Relations

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are forward-looking statements. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. We claim the protection of The Private Securities Litigation Reform Act of 1995 for all forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein.

These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our other periodic reports. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in our most recent Annual Report on Form 10-K and in our other periodic reports under the heading “Risk Factors,” as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. Forward-looking statements are made only as of the date they were made. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

OUR COMPANY

We are a Fortune 500 company and a leading provider of integrated information technology (“IT”) solutions in the United States and Canada. We help our customer base of small, medium and large business, government, education and healthcare customers by delivering critical solutions to their increasingly complex IT needs. Our broad array of offerings ranges from discrete hardware and software products to integrated IT solutions such as mobility, security, data center optimization, cloud computing, virtualization and collaboration.

CDW Corporation is a Delaware corporation. Our principal executive offices are located at 200 N. Milwaukee Avenue, Vernon Hills, Illinois 60061, and our telephone number at that address is (847) 465-6000. Our website is located at http://www.cdw.com. The information on our website is not part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, investments and the repayment of indebtedness. Pending these uses, the net proceeds may also be temporarily invested in short- and medium-term investments, including, but not limited to, marketable securities.

We will not receive any proceeds from the sale of common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Six Months Ended June 30, 2014	Fiscal Year
		2013	2012	2011	2010		2009
Ratio of Earnings to Fixed Charges (unaudited)	3.2x	1.8x	1.6x	1.1x	(a	)	(a	)

(a)	For the years ended December 31, 2010 and 2009, earnings available for fixed charges were inadequate to cover fixed charges by $37.0 million and $461.2 million, respectively.

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes minus income from equity investments plus fixed charges. Fixed charges consist of interest expense and the portion of rental expense we believe is representative of the interest component of rental expense. This summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part.

Because we have not issued any preferred stock to date, the ratios of earnings to fixed charges and preferred stock dividend requirements are identical to the ratios shown above.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to our amended and restated certificate of incorporation, our amended and restated bylaws and provisions of applicable law. Copies of our amended and restated certificate of incorporation and amended and restated bylaws are incorporated by reference into the registration statement, of which this prospectus is a part.

Authorized Capitalization

As of the date of this prospectus, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of September 30, 2014, we have 172,141,130 shares of common stock and no shares of preferred stock outstanding. The number of shares of our common stock authorized will be unaffected by the offerings under this prospectus.

Common Stock Voting Rights

Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders. Our amended and restated bylaws provide that the presence, in person or by proxy, of holders of shares representing a majority of the outstanding shares of capital stock entitled to vote at a stockholders’ meeting shall constitute a quorum. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law or our amended and restated certificate of incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Common Stock Dividend Rights

Each holder of shares of our capital stock is entitled to receive such dividends and other distributions in cash, stock or property as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of any other class or series of our preferred stock that we may designate and issue in the future.

The General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our results of operations, financial condition, business prospects, capital requirements, contractual restrictions, any potential indebtedness we may incur, the provisions of Delaware law affecting the payment of distributions to stockholders, tax considerations and other factors that our board of directors deems relevant. In addition, our ability to pay dividends on our common stock will be limited by restrictions on our ability to pay dividends or make distributions to our stockholders and on the ability of our subsidiaries to pay dividends or make distributions to us, in each case, under the terms of our current and any future agreements governing our indebtedness.

In each of the fourth quarter of 2013 and the first three quarters of 2014, our board of directors declared a quarterly cash dividend of $0.0425 per share of common stock. We expect to continue to pay a cash dividend on our common stock of $0.0425 per share per quarter, or $0.17 per share per annum. Any determination to pay dividends in the future will be at the discretion of our board of directors.

Other Rights

Each holder of common stock is subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future. Holders of common stock will have no preemptive, conversion or other rights to subscribe for additional shares.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Preferred Stock

Our board of directors has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of our company. At present, we have no plans to issue preferred stock.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be divided into three classes, with each class serving three-year staggered terms. In addition, directors serving on our classified board of directors may only be removed from the board of directors with cause and by an affirmative vote of two-thirds of our common stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected only at a duly called annual or special meeting of the stockholders and cannot be taken by written consent in lieu of a meeting.

Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by or at the direction of our board of directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that we would have if there were no vacancies.

In addition, our amended and restated bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice, in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or, in addition to any other vote otherwise required by law, the affirmative vote of at least a majority of the voting power of our outstanding shares of common stock. Our amended and restated certificate of incorporation provides that the affirmative vote of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of our amended and restated certificate of incorporation, voting as a single class, is required to amend or repeal or to adopt any provision inconsistent with the “Stockholder Action by Written Consent,” “Special Meetings of Stockholders and Advance Notice Requirements for Stockholder Proposals,” “Amendments to Certificate of Incorporation and Bylaws” and “Business Combinations with Interested Stockholders” provisions contained in our amended and restated certificate of incorporation. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our amended and restated certificate of incorporation and our amended and restated bylaws. Our amended and restated certificate of incorporation also provides that the provision of our amended and restated certificate of incorporation that deals with corporate opportunity may only be amended, altered or repealed by a vote of 80% of the voting power of our then-outstanding capital stock entitled to vote generally in the election of directors, voting as a single class.

Business Combinations with Interested Stockholders

We elect in our amended and restated certificate of incorporation not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. However, our amended and restated certificate of incorporation contains provisions that have substantially the same effect as Section 203, except that they will provide that any persons to whom the Sponsors sell their common stock will be deemed to have been approved by our board of directors, and thereby not subject to the restrictions set forth in Section 203.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to the Sponsors or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) and that may be a business opportunity for the Sponsors, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. Neither the Sponsors nor any of their representatives has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Exclusive Jurisdiction of Certain Actions

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar exclusive jurisdiction provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the exclusive jurisdiction provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our shares of common stock are listed on the NASDAQ Global Select Market under the trading symbol “CDW.”

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may elect to offer fractional interests in preferred shares, rather than offer whole preferred shares. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred shares.

The shares of any series of preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in preferred shares underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred shares underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the preferred shares so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of preferred shares underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of preferred shares underlying the depositary shares in accordance with these instructions, and we will agree to take all action which the depositary may consider necessary in order to enable the depositary to vote the shares. The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares.

Amendment and Termination of Depositary Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred shares. Neither the depositary nor we will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless the holders provide them with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents they believe to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

•	the identity of the warrant agent;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock or depositary shares;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	and any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description discusses the general terms and provisions of the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the applicable prospectus supplement for the securities.

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities and the subordinated debt securities will be issued by CDW LLC and CDW Finance Corporation and will be guaranteed by CDW Corporation and/or one or more of our subsidiaries. The senior debt securities and the subordinated debt securities will be issued under indenture(s) between us and one or more United States banking institutions. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be U.S. Bank National Association.

The form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and may be supplemented or amended from time to time following its execution. The form of the indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the form of indenture will be described in the prospectus supplement relating to such series of debt securities.

CDW LLC and CDW Finance Corporation may also issue additional senior debt securities under the indenture governing their 8.5% Senior Notes due 2019 (the “2019 Senior Notes”) or the indenture governing their 6.00% Senior Notes due 2022 (the “2022 Senior Notes”), which will have terms substantially identical in all material respects to the 2019 Senior Notes or the 2022 Senior Notes, respectively, and which will be guaranteed by CDW Corporation and our domestic subsidiaries that are guarantors under our senior secured term loan facility. The 2019 Senior Notes and any additional notes issued under the indenture governing the 2019 Senior Notes will be treated as a single class for all purposes under the indenture governing the 2019 Senior Notes. The 2022 Senior Notes and any additional notes issued under the indenture governing the 2022 Senior Notes will be treated as a single class for all purposes under the indenture governing the 2022 Senior Notes. The indentures governing the 2019 Senior Notes and the 2022 Senior Notes are filed as exhibits to the registration statement of which this prospectus is a part.

The following summary describes selected provisions of the form of indenture. This summary does not describe every aspect of the debt securities or the indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including the terms defined in the indenture. We urge you to read the indenture in its entirety. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement.

General

The indenture provides that we will be able to issue an unlimited aggregate principal amount of debt securities under the indentures, in one or more series, and in any currency or currency units. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or a resolution of our board of directors or in one or more officers’ certificates pursuant to a board resolution. We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•	the title, and the price at which we will sell, the offered debt securities;

•	whether the offered debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the date or dates on which principal will be payable or how to determine such date or dates;

•	the rate or rates or method of determination of interest;

•	the date from which interest will accrue;

•	the dates on which interest will be payable and any record dates for the interest payable on the interest payment dates;

•	the place of payment on the offered debt securities;

•	any obligation or option we have to redeem, purchase or repay the offered debt securities, or any option of the registered holder to require us to redeem, repurchase or repay offered debt securities, and the terms and conditions upon which the offered debt securities will be redeemed, purchased or repaid;

•	the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the offered debt securities will be payable if other than the currency of the United States of America;

•	whether the securities are to be guaranteed and the terms of any guarantees;

•	any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•	applicable material federal income tax considerations;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	whether the offered debt securities are defeasible;

•	any addition to or change in the events of default;

•	any addition to or change in the covenants in the indenture;

•	the terms of any right to convert the offered debt securities into common shares; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the indenture.

The general provisions of the indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to, the events of default described below that are applicable to the offered debt securities or any covenants or other provisions providing event risk or similar protection.

Payment

Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as our paying agent, or at other designated places. Any other paying agent initially designated for the debt securities of a particular series will be identified in the applicable prospectus supplement.

Forms, Transfers and Exchanges

The debt securities of each series will be issued only in fully registered form, without interest coupons. Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued in denominations of $2,000 each and integral multiples of $1,000 in excess of $2,000.

Subject to the terms of the indenture and the limitations applicable to global securities, you may exchange or transfer debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge, except for any tax or governmental charge.

Global Securities

The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary except in the following circumstances or as otherwise provided in the applicable prospectus supplement. The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through a depositary. In that event, certificates will be printed and delivered to the depositary.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company (“DTC”) will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default occurs with respect to debt securities of any series if:

•	we default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

•	we default in the payment when due of interest on or with respect to the debt securities and such default continues for a period of 30 days;

•	we default in the performance of, or breach any covenant, warranty or other agreement contained in, the indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in the immediately preceding two bullets) and such default or breach continues for a period of 60 days after the notice specified below or 90 days with respect to the covenant described under Section 4.03 of the indenture;

•	certain events of bankruptcy affecting us; or

•

if Article X of the indenture is made applicable with respect to such debt securities, the guarantee of CDW Corporation ceases to be in full force and effect (except as contemplated by the terms hereof) or

CDW Corporation denies or disaffirms its obligations under any indenture or guarantee, other than by reason of the release of the guarantee in accordance with the terms of any indenture.

If an event of default (other than an event of default with respect to certain events of bankruptcy affecting us) shall occur and be continuing, the trustee acting at the written direction of the holders of at least 25% in aggregate principal amount of the then total outstanding debt securities of an affected series may declare the principal of the debt securities and any accrued interest on the debt securities to be due and payable by notice in writing to us and the trustee specifying the respective event of default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Upon such declaration of acceleration, the aggregate principal amount of, and accrued and unpaid interest, if any, on all of the outstanding debt securities shall ipso facto become and be immediately due and payable in cash without any declaration or other act on the part of the trustee or any holder of the debt securities. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of such outstanding debt securities may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal of or interest on such debt securities, have been cured or waived as provided in the indenture.

The holders of a majority in principal amount of the debt securities then outstanding may rescind and cancel such declaration and its consequences:

•	if the rescission would not conflict with any judgment or decree;

•	if all existing events of default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

•	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

•	if we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

•	in the event of the cure or waiver of an event of default of the type related to certain events of bankruptcy affecting us, the trustee shall have received an officers’ certificate and an opinion of counsel that such event of default has been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

The holders of a majority in principal amount of the debt securities of the affected series issued and then outstanding under the indenture may waive any existing default or event of default under the indenture, and its consequences, except a default in the payment of the principal of or interest on such debt securities.

Holders of the debt securities may not enforce the indenture or such debt securities except as provided in such indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities, unless such holders have offered to the trustee reasonable indemnity satisfactory to the trustee. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding debt securities of a series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required to promptly deliver to the trustee a statement specifying such default or event of default (unless such default or event of default has been cured prior to such time).

Merger or Consolidation

The indenture provides that we may not consolidate or merge with or into another person, whether or not we are the surviving entity, and that we may not sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our properties and assets, unless:

•	we are the surviving corporation; or the person formed by or surviving such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof;

•	the successor company (if other than us) assumes all of our obligations under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee;

•	immediately after such transaction, no default or event of default exists; and

•	each guarantor (except if it is party to the transactions described above, in which case the second bullet above shall apply) shall have by supplemental indenture confirmed that its guarantee shall apply to such person’s obligations under the debt securities and the indenture.

Modification or Waiver

Without the consent of any holder, we and the trustee may modify the indenture for any of the following purposes:

•	to cure any ambiguity, mistake, defect or inconsistency, as certified by us;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption by a successor company or a successor company of a guarantor, as applicable, of our or such guarantor’s obligations under the indenture, the debt securities or any guarantee;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder; provided that such changes pursuant to this clause shall not adversely affect the interests of the holders in any material respect, as determined in good faith by our board of directors;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance and appointment of a successor trustee;

•	to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except they are not freely transferable;

•	to add a guarantee of the debt securities;

•	to mortgage, pledge, hypothecate or grant any other lien in favor of the trustee for the benefit of the holders of the debt securities, as security for the payment and performance of all or any portion of the obligations, in any property or assets, or otherwise to secure the debt securities;

•	to conform the text of the indenture, the guarantees or the debt securities to any provision of the “Description of New Securities” to the extent that such provision in such “Description of New Securities” was intended to be a verbatim recitation of a provision of the indenture, the guarantee or debt securities, as certified by us; or

•	to establish any form of security or guarantee, to provide for the issuance of any series of securities or guarantees thereof, and to set forth the terms thereof and/or add to the rights of the holders of the securities or guarantees of any series.

We and the trustee may, with some exceptions, amend or modify either indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

•	reduce the principal amount of debt securities issued thereunder whose holders must consent to an amendment;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of any debt security;

•	reduce the rate of or change the time for payment of interest on any debt security issued thereunder;

•	waive a default or event of default in the payment of principal of, premium, if any, or interest on the debt securities issued thereunder (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series then outstanding and a waiver of the payment default that resulted from such acceleration or in respect of a covenant or provision contained in the indenture or any guarantee which cannot be amended or modified without the consent of all holders);

•	make any debt security payable in money other than that stated therein;

•	make any change in the provisions of any indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities issued thereunder or impair the right of any holder of debt securities to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•	make any change to or modify the ranking of the debt securities that would adversely affect either the holders of debt securities;

•	modify the guarantees in any manner adverse to the holders of the debt securities; or

•	make any change in the preceding amendment and waiver provisions.

Legal Defeasance and Covenant Defeasance

The indenture provides that we may, at our option and at any time, elect to have all of our obligations and the obligations of the applicable guarantors discharged with respect to any outstanding debt securities issued under the indenture, subject to the terms and conditions as specified in the applicable prospectus supplement, except for:

•	the rights of holders of outstanding debt securities issued thereunder to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due solely out of the trust referred to below;

•	our obligations with respect to the debt securities issued thereunder concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

•	the legal defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the guarantors released with respect to certain covenants that are described in the indenture and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities issued thereunder. In the event that a covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of ours) described under “—Events of Default” will no longer constitute an event of defaults with respect the debt securities issued under the indenture.

In order to exercise either legal defeasance or covenant defeasance under the indenture:

•	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding debt securities of such series (calculated on the cash interest rate, if applicable) issued thereunder on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, or interest on such debt securities and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

•	in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, (a) we have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, subject to customary assumptions and exclusions, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to make such deposit and the grant of any lien securing such borrowings);

•	such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the indenture) to which we or any guarantor is a party or by which we or any guarantor is bound;

•	we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over the other creditors of ours or any guarantor or defeating, hindering, delaying or defrauding creditors of ours or any guarantor or others; and

•	we must deliver to the trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

Senior Debt Securities

The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, no senior indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred shares that may be issued by any of our subsidiaries.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness.” The indenture defines “senior indebtedness” as all obligations or indebtedness of, or guaranteed or assumed by, us for borrowed money whether or not represented by bonds, notes, debentures or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, in each case, whether outstanding on the date hereof or the date the debt securities are issued or created, incurred, or thereafter guaranteed or assumed. “Senior indebtedness” does not include any subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. Because the subordinated debt securities will be our unsecured obligations, our secured debt and other secured obligations will also be effectively senior to the subordinated debt securities to the extent of the value of the assets securing such debt or other obligations.

Corporate Existence

Subject to the terms of the indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate (and in the case of CDW LLC, limited liability company) existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law

The indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Guarantees

If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by CDW Corporation and/or any of its then existing or future domestic subsidiaries, then the debt securities will be fully and unconditionally guaranteed by such guarantors. Unless otherwise specified in the applicable prospectus supplement, we expect that the debt securities will be guaranteed by the guarantors under our existing indentures and our existing senior credit facilities. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, the indenture or a supplemental indenture to the base indenture will be executed by each guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula stated in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units that we call “share purchase units.” Share purchase units consist of a share purchase contract and either our debt securities or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the common stock under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase units. The description in the prospectus supplement will only be a summary, and you should read the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units. Material United States federal income tax considerations applicable to the share purchase units and the share purchase contracts will also be discussed in the applicable prospectus supplement.

Each share purchase contract or share purchase unit and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, shares of common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus, and certain selling stockholders may sell common stock, in one or more of the following ways from time to time in one or more transactions:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us and any selling stockholders from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If we or the selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we and certain selling stockholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We and certain selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the selling stockholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us or the selling stockholders and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the Nasdaq Global Select Market. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us or the selling stockholders for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Certain legal matters with regard to the validity of the securities will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Some of the partners of Kirkland & Ellis LLP are, through various entities, investors in investment funds affiliated with Madison Dearborn Partners, LLC, affiliates of which beneficially own approximately 20.7% of our common stock as of the date of this prospectus. Kirkland & Ellis LLP also represents entities affiliated with Madison Dearborn Partners, LLC in connection with various legal matters. Certain matters under Wisconsin law will be passed upon by Foley & Lardner LLP. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 , including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

15,000,000 Shares

CDW Corporation

Common Stock

Prospectus Supplement

December 2, 2014

Barclays

Goldman, Sachs & Co.